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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY
                                                                  EXECUTION COPY

                                  AMENDMENT TO
                                NOTE PURCHASE AND
                             PRIVATE SHELF AGREEMENT

     THIS AMENDMENT (this "Amendment") TO THAT CERTAIN Note Purchase and Private Shelf Agreement, dated as of March 21, 2001 (herein called the "Note Agreement"), between The Prudential Insurance Company of America ("Prudential") and Movado Group, Inc., a New York corporation (the "Company"), IS ENTERED INTO as of March 21, 2004, by the Purchasers (as defined in the Note Agreement) and the Company.

     WHEREAS, the Company and the Purchasers party thereto have executed and delivered the Note Agreement;

     WHEREAS, Movado Retail Group, Inc., a New Jersey corporation and successor by merger with SwissAm, Inc. ("MRG"), and Movado LLC, a Delaware limited liability company ("Movado LLC", and together, with MRG, the "Guarantors"), have each guaranteed the obligations of the Company under the Note Agreement;

     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement; and

     WHEREAS, the Company has requested the amendment of certain provisions of the Note Agreement, and the Purchasers have indicated their willingness to agree to such amendments subject to certain limitations and conditions, as provided for herein;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Note Agreement. The Purchasers and the Company hereby agree as follows:

     (a) The Note Agreement is hereby amended by deleting the text in clause (i) of Paragraph 2A(2) which reads "the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary" and replacing it with the following text in its entirety: "March 21, 2007".

     (b) The Note Agreement is hereby amended by deleting the heading of Paragraph 6C which reads "Limitations on Debt" and replacing it with "Limitations on the Incurrence of Debt."

     (c) The Note Agreement is hereby amended by amending and restating Paragraph 6D as follows:

     "6D Limitations on Debt. The Company covenants that it will not permit, at any time,

     (i) Priority Debt to exceed 20% of Consolidated Total Capitalization; and
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     (ii) the sum of aggregate amount of Consolidated Funded Debt and Excess
Current Debt to exceed 55% of the sum of Consolidated --- Total Capitalization and Excess Current Debt."

     (d) The Note Agreement is hereby amended by amending and restating clause
(i) of the definition of "Reinvestment Yield" set forth in Paragraph 10A thereof and as follows:

          "(i) the yield(s) reported as of 10:00 A.M. (New York City time) on the Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace page "PX1" on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date,"

2. Representations and Warranties of the Company. The Company hereby:
   ----------------------------------------------


     (a) Repeats (and confirms as true and correct) as of the date hereof, for the Purchasers' benefit, each of the representations and warranties set forth in Paragraphs 8A, 8C, 8E, 8G, 8H, 8I, 8J, 8K, 8L, 8M, 8N, 8O, 8P, 8Q, 8R, 8S and 8T
of the Note Agreement, and further agrees that by this reference such representations and warranties are hereby incorporated herein (as though set forth herein) in their entirety;

     (b) Further represents and warrants as of the date hereof that:

          (i) no Default or Event of Default has occurred and is continuing;

          (ii) the Company and the Guarantors have the corporate or equivalent power to execute and deliver this Amendment, and to perform the provisions hereof, and this Amendment has been duly authorized by all necessary corporate or equivalent action on the part of each such Person;

          (iii) this Amendment has been duly executed and delivered by the Company and the Guarantors and constitutes such Person's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights;

          (iv) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by such Person of this Amendment;

          (v) the Company has furnished Prudential with the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries at January 31, 2001, January 31, 2002 and January 31, 2003 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders' equity for each of the years in the three-year period ended January 31, 2003, all reported on by

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 PriceWaterhouseCoopers LLP; and the unaudited consolidated balance sheets of the Company and its Subsidiaries at October 31, 2003 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders' equity for the nine months ended October 31, 2002 and October 31, 2003. All of such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and fairly present the consolidated financial position and the consolidated results of the operations and consolidated cash flows of the corporations described therein at the dates and for the periods shown, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto stated) throughout the periods involved. None of the Company and its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial and material in amount in relation to the consolidated financial condition of the Company, except as referred to or reflected or provided for in the financial statements. Since January 31, 2003, (i) there has been no change in the assets, liabilities or condition (financial or otherwise) of the Company or any of its Subsidiaries, other than changes which have not been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole and
     (ii) neither the business, operations, affairs nor any of the properties or assets of the Company or any of its Subsidiaries have been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

          (vi) Schedule 8A to this Amendment sets forth a complete and correct list as to each of the Company's Subsidiaries as of the date hereof.

          (vii) except as described therein, Schedule 8D to this Amendment sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of January 31, 2004. There exists no default or temporary waiver or default under the provisions of any instrument evidence such Debt or of any agreement relating thereto;

          (viii) (A) the Company and each of its Subsidiaries has (to the extent material to the Company and its Subsidiaries taken as a whole) good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at October 31, 2003 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Paragraph 6B of the Note Agreement, and (B) all leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect;

          (ix) neither the Company nor any of its Subsidiaries (A) is listed on the Specially Designated Nationals and Blocked Persons List (the "SDN List") maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC"), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Order (such other lists are referred to herein, collectively, as the "Other Lists"; the SDN List and the Other Lists are referred to herein, collectively, as the "Lists"),
     (B) has been determined by competent authority to be


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     subject to the prohibitions contained in Executive Order No. 13224 (Sept.
     23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders in respect thereof, (C) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, and (D) is failing to comply in any material way with the requirements of Executive Order No. 13224 (Sept. 23, 2001) and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof; and

          (x) neither the Company nor any Guarantor has any defenses, offsets or counterclaims against any of their obligations under or in respect of the Note Agreement or the Subsidiary Guarantee.

3. Acknowledgement and Consent of Guarantors. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Note Agreement, the Notes, the Subsidiary Guarantee and this Amendment and consents to the amendment to the Note Agreement effected pursuant to this Amendment. Each Guarantor confirms that its Subsidiary Guarantee will continue to guarantee to the fullest extent possible the payment and performance of all guaranteed Obligations (as defined in each Subsidiary Guarantee). Each Guarantor acknowledges and agrees that (a) its Subsidiary Guarantee shall continue in full force and effect and that its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, and (b) (i) notwithstanding the conditions to effectiveness hereof, such Guarantor is not required by the terms of the Note Agreement, the Notes or the Subsidiary Guarantee to consent to the amendments to the Note Agreement effected pursuant to this Amendment, and (ii) nothing in the Note Agreement, the Notes or the Subsidiary Guarantee shall be deemed to require the consent of any such Guarantor to any future amendments to the Note Agreement.

4. Effectiveness of Amendment. This Amendment shall become effective upon the date each of the following conditions thereto is satisfied:

     (a) receipt by the Purchasers of counterparts of this Amendment, executed and delivered by each of the parties hereto,

     (b)  receipt by the Purchasers of:

          (i) Certified copies of the resolutions of the Board of Directors of the Company and each Guarantor, authorizing the execution and delivery of this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

          (ii) a certificate dated the date hereof of the Secretary or an Assistant Secretary and one other officer of the Company (together with such evidence thereof as may be reasonably requested by the Purchasers) certifying that (A) the certificate of such Person previously delivered pursuant to Paragraph 3A(iii)(a) of the Note Agreement continues to be true, current and correct and (B) the Certificate of Incorporation and


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          By-laws of such Person previously delivered pursuant to Paragraph
          3A(iv)(a) of the Note Agreement continue to be in full force and effect and have not been modified or amended in any respect (in each case, except as specifically set forth therein, which modifications or amendments shall be in form and substance acceptable to the Purchasers);

          (iii) a corporate good standing certificate for the Company from the Secretary of State of New York dated of a recent date;

          (iv) favorable opinion of Timothy F. Michno, Esq., General Counsel of the Company, dated the date hereof, satisfactory to the Purchasers and in form and substance substantially identical to Exhibit E-1 to the Note Agreement. The Company hereby directs such counsel to deliver such opinion(s) and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion; and

          (v) such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Purchasers.

     (c) the representations and warranties contained in Section 2 above shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default;

     (d) the Company shall have paid Prudential Investment Management, Inc. (and Prudential Investment Management, Inc. shall have received) on the date hereof a facility fee in the amount of $15,000;

     (e) all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchasers, the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request;

     (f) the execution and delivery of this Amendment shall (i) not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (ii) shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation;

     (g) counsel for the Purchasers shall be satisfied as to all legal matters relating to this Amendment, and the Purchasers shall have received from such counsel favorable opinions as to such legal matters as they may request; and

     (h) the Company shall have made all requests, filings and registrations with, and obtained all consents and approvals from, the relevant national, state, local or foreign jurisdiction(s), or any administrative, legal or regulatory body or agency thereof, that are necessary in connection with this Amendment and any and all other documents relating hereto, and the transactions contemplated hereby.







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6. Miscellaneous.
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     (a) This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

     (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.








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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    MOVADO GROUP, INC.


                                    By: /s/ Frank Kimick
                                        ----------------
                                    Name: Frank Kimick
                                          ------------
                                    Title: V.P. & Treasurer
                                           ---------------

                                    THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA


                                    By: /s/ Yvonne Guajardo
                                        -------------------
                                    Name: Yvonne Guajardo
                                          ---------------
                                    Title: Vice President
                                           --------------

                    CONSENT AND ACKNOWLEDGEMENT OF GUARANTORS
                    -----------------------------------------

                                    MOVADO RETAIL GROUP, INC., (as
                                    successor by merger with SwissAm, Inc.)


                                    By: /s/ Ray Stuart
                                        --------------
                                    Name: Ray Stuart
                                          ----------
                                    Title: President
                                           ---------


                                    MOVADO LLC


                                    By: /s/ Eugene J. Karpovich
                                        -----------------------
                                    Name: Eugene J. Karpovich
                                          -------------------
                                    Title: Sr. V.P. CFO
                                           ------------



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